Exhibit 99.1

Ribbon Communications Inc. Reports
Third Quarter 2023 Financial Results

Projecting significant improvement in full year company profitability

IP Optical Networks Sales up 14% Year to Date – on track to achieve profitability in Fourth Quarter 2023

October 25, 2023

Conference Call Details

Conference call to discuss the Company’s financial results for the third quarter ended September 30, 2023 on October 25, 2023, via the investor section of its website at investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date: October 25, 2023

Time: 4:30 p.m. (ET)
Dial-in number (USA): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until November 8, 2023 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13741778.

Investor Relations

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the third quarter of 2023.

Revenue for the third quarter of 2023 was $203 million, compared to $207 million for the third quarter of 2022 and $211 million for the second quarter of 2023.

“Ribbon delivered solid earnings in the third quarter as GAAP Income from Operations improved by $4 million and Non-GAAP Adjusted EBITDA increased 21% year over year. IP Optical Networks sales have increased 14% year-to-date and were up 6% in the third quarter with approximately 50% sales growth in India, the U.S. and Japan. However, IP Optical Networks sales in the EMEA region were approximately 20% lower in the quarter. Strategically, we went into live commercial service with our Neptune IP Router at a U.S. Tier One Service Provider this quarter. Cloud & Edge sales were lower primarily due to reduced spending from U.S. Tier One Service Providers, offset by additional voice modernization sales to U.S. Federal agencies,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

“For the fourth quarter, we anticipate a strong finish to the year led by sequential growth in both the IP Optical Networks and Cloud & Edge segments. We expect to achieve our goal of positive Non-GAAP Adjusted EBITDA for the IP Optical Networks segment in the fourth quarter,” continued Mr. McClelland.

Financial Highlights1

	Three months ended		Nine months ended
	September 30,		September 30,
In millions, except per share amounts	2023	2022	2023	2022
GAAP Revenue	$203	$207	$600	$586
GAAP Net income (loss)	$(14)	$(18)	$(73)	$(119)
Non-GAAP Net income (loss)	$9	$4	$14	$2
Non-GAAP Adjusted EBITDA	$28	$23	$48	$35
GAAP diluted earnings (loss) per share	$(0.08)	$(0.12)	$(0.43)	$(0.78)
Non-GAAP diluted earnings (loss) per share	$0.05	$0.02	$0.08	$0.01
Weighted average shares outstanding basic	171	159	170	153
Weighted average shares outstanding diluted	176	163	176	157

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

“Our strong Adjusted EBITDA of $28 million for the third quarter 2023, or 14% of revenue, was driven by improved margins and continued spending controls. Gross margins increased for both segments due to positive mix and lower product royalties and costs,” said Mick Lopez, Chief Financial Officer of Ribbon Communications. “We believe the continued sales growth and improving margins in IP Optical Networks, combined with continued solid performance from the Cloud & Edge segment, will result in an approximately 40% overall improvement in consolidated profitability for the full year.”

1

Business Outlook1

For the fourth quarter of 2023, the Company projects revenue of $230 million to $240 million, Non-GAAP gross margin is projected in a range of 54.5% to 55.5%, and Adjusted EBITDA is projected in a range of $40 million to $46 million. The current outlook assumes no worsening of geopolitical conditions and related sanctions activities in regions that the Company operates in, including the ongoing wars in Israel and Ukraine. The Company does not anticipate a significant impact to ongoing operations in Israel as a result of the war.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

▪	November 14, 2023: 17th Annual Needham Virtual Security, Networking, & Communications Conference

▪	November 16, 2023: Craig-Hallum 14th Annual Alpha Select Conference

▪	January 17-18, 2024: 26th Annual Needham Growth Conference

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s projected financial results for the fourth quarter of 2023 and beyond; the impact of the wars in Israel and Ukraine; customer engagement and momentum; plans and objectives for future operations, including cost reductions; capital structure changes and plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, the effects of geopolitical instabilities and wars, including in Israel and Ukraine (and the impact of sanctions and trade restrictions imposed as a result thereof); operational disruptions at facilities located in Israel including as a result of military call-ups of the Company’s employees in Israel, closure of the offices there or the temporary or long-term closure of contract manufacturing in the region; the potential impact of litigation; risks related to supply chain disruptions, including as a result of component availability; risks that the Company will not realize the estimated cost savings and/or anticipated benefits from its strategic restructuring efforts; the impact of restructuring and cost-containment activities; unpredictable fluctuations in quarterly revenue and operating results; risks related to the terms of the Company’s credit agreement including compliance with the financial covenants; risks resulting from rising interests rates and inflationary pressures; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

2

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2022 and its Form 10-Q for the quarter ended June 30, 2023. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, its management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with a certain ongoing contract litigation where Ribbon is defendant (as described in Note 25 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2022), the Company has incurred litigation costs beginning in the first quarter of 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned and generally not within its control. Accordingly, the Company believes that excluding the litigation costs related to this specific legal matter facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

3

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of its acquired businesses and the Company. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Decrease in Fair Value of Investments

The Company calculated the fair values of the debentures (the “Debentures”) and the warrants to purchase shares of AVCT common stock (the “AVCT Warrants”) it received as consideration in connection with the Kandy Sale (prior to September 8, 2021) and the 13,700,421 shares of AVCT common stock received upon the conversion of the Debentures and AVCT Warrants (effective September 8, 2021) and at each quarter-end until their disposal on August 29, 2022 when they were used as partial consideration in connection with the Company’s acquisition of perpetual software licenses from AVCT. The Company recorded any adjustments to their fair values in Other (expense) income, net. The Company excluded these gains and losses from the change in fair value of this investment because it believes that such gains or losses were not part of its core business or ongoing operations.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and warrants in Other (expense) income, net. Both instruments issued in March 2023 are classified as liabilities and marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Preferred Stock and Warrant Liability Issuance Costs

The Company incurred $3.5 million of investment banking, advisory and legal fees in its March 2023 Private Placement of Series A Preferred Stock and warrants to purchase shares of the Company’s common stock, both of which are classified by the Company as liabilities that are marked to market each reporting period. The Company excludes these issuance costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of other companies in its industry, and it allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; impairment of goodwill; acquisition-, disposal- and integration-related expense; certain litigation costs; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

4

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Revenue:
Product	$108,501	$117,347	$111,152
Service	94,660	93,271	95,975
Total revenue	203,161	210,618	207,127

Cost of revenue:
Product	59,436	67,927	59,866
Service	33,065	33,782	35,175
Amortization of acquired technology	7,157	7,439	7,768
Total cost of revenue	99,658	109,148	102,809

Gross profit	103,503	101,470	104,318

Gross margin	50.9%	48.2%	50.4%

Operating expenses:
Research and development	46,229	47,776	49,366
Sales and marketing	32,795	33,905	36,365
General and administrative	12,885	14,346	12,118
Amortization of acquired intangible assets	7,216	7,260	7,508
Acquisition-, disposal- and integration-related	842	498	988
Restructuring and related	2,680	4,307	1,269
Total operating expenses	102,647	108,092	107,614

Income (loss) from operations	856	(6,622)	(3,296)
Interest expense, net	(7,143)	(6,766)	(5,266)
Other expense, net	(2,620)	(2,688)	(3,732)

Loss before income taxes	(8,907)	(16,076)	(12,294)
Income tax provision	(4,594)	(5,403)	(6,122)

Net loss	$(13,501)	$(21,479)	$(18,416)

Loss per share:
Basic	$(0.08)	$(0.13)	$(0.12)
Diluted	$(0.08)	$(0.13)	$(0.12)

Weighted average shares used to compute loss per share:
Basic	171,190	170,103	158,921
Diluted	171,190	170,103	158,921

5

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2023	2022
Revenue:
Product	$319,166	$305,809
Service	280,772	280,312
Total revenue	599,938	586,121

Cost of revenue:
Product	189,426	169,226
Service	102,152	106,049
Amortization of acquired technology	21,985	23,923
Total cost of revenue	313,563	299,198

Gross profit	286,375	286,923

Gross margin	47.7%	49.0%

Operating expenses:
Research and development	145,309	153,159
Sales and marketing	102,099	109,827
General and administrative	41,276	37,881
Amortization of acquired intangible assets	21,740	22,296
Acquisition-, disposal- and integration-related	2,982	4,372
Restructuring and related	13,924	8,977
Total operating expenses	327,330	336,512

Loss from operations	(40,955)	(49,589)
Interest expense, net	(20,331)	(13,869)
Other expense, net	(536)	(42,760)

Loss before income taxes	(61,822)	(106,218)
Income tax provision	(11,463)	(12,353)

Net loss	$(73,285)	$(118,571)

Loss per share
Basic	$(0.43)	$(0.78)
Diluted	$(0.43)	$(0.78)

Weighted average shares used to compute loss per share:
Basic	169,955	152,795
Diluted	169,955	152,795

6

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$24,501	$67,262
Accounts receivable, net	242,183	267,244
Inventory	70,184	75,423
Other current assets	53,620	68,057
Total current assets	390,488	477,986

Property and equipment, net	42,319	44,832
Intangible assets, net	251,053	294,728
Goodwill	300,892	300,892
Deferred income taxes	63,422	53,649
Operating lease right-of-use assets	39,167	44,888
Other assets	34,274	38,589
	$1,121,615	$1,255,564

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$30,087	$20,058
Revolving credit facility	10,000	-
Accounts payable	73,873	95,810
Accrued expenses and other	89,076	85,270
Operating lease liabilities	14,901	15,416
Deferred revenue	107,536	113,939
Total current liabilities	325,473	330,493

Long-term debt, net of current	206,908	306,270
Warrant liability	5,052	-
Preferred stock liability	49,855	-
Operating lease liabilities, net of current	38,282	46,183
Deferred revenue, net of current	17,865	19,254
Deferred income taxes	3,729	3,750
Other long-term liabilities	30,523	31,187
Total liabilities	677,687	737,137

Commitments and contingencies

Stockholders' equity:
Common stock	17	17
Additional paid-in capital	1,954,586	1,941,569
Accumulated deficit	(1,527,029)	(1,453,744)
Accumulated other comprehensive income	16,354	30,585
Total stockholders' equity	443,928	518,427
	$1,121,615	$1,255,564

7

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(73,285)	$(118,571)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization of property and equipment	10,603	11,688
Amortization of intangible assets	43,725	46,219
Amortization of debt issuance costs	2,517	1,697
Amortization of accumulated other comprehensive gain related to interest rate swap	(3,818)	-
Stock-based compensation	16,914	13,495
Deferred income taxes	(3,617)	(19,071)
Realized gain on swap sale	(7,301)	-
Decrease in fair value of investments	-	41,291
Change in fair value of warrant liability	(444)	-
Change in fair value of preferred stock liability	(572)	-
Dividends accrued on preferred stock liability	2,573	-
Foreign currency exchange loss	1,174	830
Changes in operating assets and liabilities:
Accounts receivable	31,345	44,604
Inventory	(4,327)	(24,002)
Other operating assets	27,785	6,066
Accounts payable	(22,276)	(22,311)
Accrued expenses and other long-term liabilities	(16,255)	(6,983)
Deferred revenue	(7,793)	(17,414)
Net cash used in operating activities	(3,052)	(42,462)

Cash flows from investing activities:
Purchases of property and equipment	(6,620)	(9,744)
Purchases of software licenses	-	(3,300)
Net cash used in investing activities	(6,620)	(13,044)

Cash flows from financing activities:
Borrowings under revolving line of credit	67,000	58,625
Principal payments on revolving line of credit	(57,000)	(58,625)
Principal payments of term debt	(90,044)	(40,044)
Principal payments of finance leases	-	(433)
Payment of debt issuance costs	(1,572)	(1,046)
Proceeds from equity offering	-	52,067
Payment of equity offering issuance costs	-	(1,654)
Proceeds from issuance of preferred stock and warrant liabilities	53,350	-
Proceeds from the exercise of stock options	15	1
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(3,912)	(2,684)
Net cash (used in) provided by financing activities	(32,163)	6,207

Effect of exchange rate changes on cash and cash equivalents	(926)	(1,251)

Net decrease in cash and cash equivalents	(42,761)	(50,550)
Cash and cash equivalents, beginning of year	67,262	106,485
Cash and cash equivalents, end of period	$24,501	$55,935

8

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Stock-based compensation
Cost of revenue - product	$121	$115	$133	$385	$339
Cost of revenue - service	536	526	592	1,597	1,567
Cost of revenue	657	641	725	1,982	1,906

Research and development	1,259	1,300	1,289	3,821	3,735
Sales and marketing	1,402	2,142	1,567	5,673	4,418
General and administrative	1,632	2,033	1,260	5,438	3,436
Operating expense	4,293	5,475	4,116	14,932	11,589

Total stock-based compensation	$4,950	$6,116	$4,841	$16,914	$13,495

9

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2023	2023	2022
GAAP Gross margin	50.9%	48.2%	50.4%
Stock-based compensation	0.3%	0.3%	0.4%
Amortization of acquired technology	3.6%	3.5%	3.7%
Non-GAAP Gross margin	54.8%	52.0%	54.5%

GAAP Net loss	$(13,501)	$(21,479)	$(18,416)
Stock-based compensation	4,950	6,116	4,841
Amortization of acquired intangible assets	14,373	14,699	15,276
Litigation costs	478	114	-
Acquisition-, disposal- and integration-related	842	498	988
Restructuring and related	2,680	4,307	1,269
Decrease in fair value of investments	-	-	1,881
Preferred stock and warrant liability mark-to-market adjustment	148	1,410	-
Tax effect of non-GAAP adjustments	(615)	2,083	(1,881)
Non-GAAP Net income	$9,355	$7,748	$3,958

GAAP Diluted loss per share	$(0.08)	$(0.13)	$(0.12)
Stock-based compensation	0.03	0.03	0.03
Amortization of acquired intangible assets	0.08	0.09	0.09
Litigation costs	*	*	-
Acquisition-, disposal- and integration-related	*	0.01	0.01
Restructuring and related	0.02	0.02	0.01
Decrease in fair value of investments	-	-	0.01
Preferred stock and warrant liability mark-to-market adjustment	*	0.01	-
Tax effect of non-GAAP adjustments	*	0.01	(0.01)
Non-GAAP Diluted earnings per share	$0.05	$0.04	$0.02

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	171,190	170,103	158,921
Shares used to compute Non-GAAP diluted earnings per share	176,298	175,220	163,463

GAAP Income (loss) from operations	$856	$(6,622)	$(3,296)
Depreciation	3,544	3,549	3,915
Stock-based compensation	4,950	6,116	4,841
Amortization of acquired intangible assets	14,373	14,699	15,276
Litigation costs	478	114	-
Acquisition-, disposal- and integration-related	842	498	988
Restructuring and related	2,680	4,307	1,269
Non-GAAP Adjusted EBITDA	$27,723	$22,661	$22,993

* Less than $0.01 impact on earnings (loss) per share.

10

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2023	2022
GAAP Gross Margin	47.7%	49.0%
Stock-based compensation	0.3%	0.3%
Amortization of acquired technology	3.7%	4.1%
Non-GAAP Gross Margin	51.7%	53.4%

GAAP Net loss	$(73,285)	$(118,571)
Stock-based compensation	16,914	13,495
Amortization of acquired intangible assets	43,725	46,219
Litigation costs	769	-
Acquisition-, disposal- and integration-related	2,982	4,372
Restructuring and related	13,924	8,977
Decrease in fair value of investments	-	41,292
Preferred stock and warrant liability mark-to-market adjustment	1,558	-
Preferred stock and warrant liability issuance costs	3,545	-
Tax effect of non-GAAP adjustments	4,144	6,075
Non-GAAP Net income	$14,276	$1,859

GAAP Diluted loss per share	$(0.43)	$(0.78)
Stock-based compensation	0.10	0.09
Amortization of acquired intangible assets	0.26	0.30
Litigation costs	*	-
Acquisition-, disposal- and integration-related	0.02	0.03
Restructuring and related	0.08	0.06
Decrease in fair value of investments	-	0.27
Preferred stock and warrant liability mark-to-market adjustment	0.01	-
Preferred stock and warrant liability issuance costs	0.02	-
Tax effect of non-GAAP adjustments	0.02	0.04
Non-GAAP Diluted earnings per share	$0.08	$0.01

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	169,955	152,795
Shares used to compute Non-GAAP diluted earnings per share	175,986	157,412

GAAP Loss from operations	$(40,955)	$(49,589)
Depreciation	10,603	11,688
Stock-based compensation	16,914	13,495
Amortization of acquired intangible assets	43,725	46,219
Litigation costs	769	-
Acquisition-, disposal- and integration-related	2,982	4,372
Restructuring and related	13,924	8,977
Non-GAAP Adjusted EBITDA	$47,962	$35,162

* Less than $0.01 impact on earnings (loss) per share.

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RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	December 31, 2023		December 31, 2023
	Range		Range
Revenue ($ millions)	$230	$240	$830	$840

Gross margin:
GAAP outlook	51.5%	52.6%	48.8%	49.3%
Stock-based compensation	0.3%	0.3%	0.3%	0.3%
Amortization of acquired technology	2.7%	2.6%	3.4%	3.4%
Non-GAAP outlook	54.5%	55.5%	52.5%	53.0%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$14.6	$20.6	$(27.2)	$(21.2)
Depreciation	3.4	3.4	14.0	14.0
Stock-based compensation	6.0	6.0	24.0	24.0
Amortization of acquired intangible assets	13.2	13.2	56.9	56.9
Litigation costs	0.6	0.6	1.3	1.3
Acquisition-, disposal- and integration-related	0.1	0.1	3.0	3.0
Restructuring and related	2.1	2.1	16.0	16.0
Non-GAAP outlook	$40.0	$46.0	$88.0	$94.0

12